UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 8, 2007

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 8, 2007, Vornado Realty L.P. (the “Company”), the operating partnership through which Vornado Realty Trust (“Vornado”) conducts substantially all of its business, filed with the Securities and Exchange Commission (the “SEC”) its quarterly report on Form 10-Q for the quarter ended June 30, 2007 which contained a subsequent event footnote regarding its investment in McDonald’s Corporation (“McDonald’s”) (NYSE: MCD). Vornado is electing to file this current report on Form 8-K to update the disclosure contained in its quarterly report on Form 10-Q for the quarter ended June 30, 2007 filed with the SEC on July 31, 2007.

Subsequent Event

As of June 30, 2007, we owned 13,695,500 McDonald’s Corporation (“McDonald’s”) (NYSE: MCD) option shares at a carrying amount of $50.76 per share. These options were scheduled to expire on various dates between July 30, 2007 and September 10, 2007. See Note 5 to the Consolidated Financial Statements included in Part I, Item 1 of Vornado’s Form 10-Q for the quarter ended June 30, 2007 for additional details regarding this investment. Principally, on August 2, 2007, we net settled all of the options at a weighted average price of $48.54 per share and received $193,727,000 in cash and simultaneously entered into a new derivative position covering 11,113,700 McDonald’s option shares on substantially the same terms as the initial options at a strike price of $48.27 per share. The new derivative position expires in August 2010. On August 6, 2007, we net settled 1,000,000 of the options in the new position at a price of $49.21 per share.

Based on McDonald’s August 7, 2007 closing common stock price of $49.73, our aggregate net gain from inception of our investments in McDonald’s is $230,342,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: August 8, 2007

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